Cullen/Frost Bankers, Inc.
                                      Form 10-Q
                                    Exhibit Index


Exhibit        Description
-------        ---------------------------------------------------------------
  11           Statement re: Computation of Earnings per Share
  27           Statement re: Financial Data Schedule - 3/31/98 (EDGAR Version)
  27.1         Statement re: Financial Data Schedule - 3/31/97 (EDGAR Version)


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Exhibit 11





                                  Cullen/Frost Bankers, Inc.
                           Computation of Earnings per Common Share
                                      Basic and Diluted
                           (in thousands, except per share amounts)


                                                                     Three Months Ended
                                                                          March 31
                                                                     ------------------
Basic Earnings per Share                                               1998      1997
------------------------------------------------------------------   --------  --------
Net income                                                            $16,745   $15,063
                                                                     ========  ========

Weighted average number of common shares outstanding                   22,266    22,499
                                                                     ========  ========

Basic earnings per common share                                       $   .75   $   .67





                                                                     Three Months Ended
                                                                          March 31
                                                                     ------------------
Diluted Earnings per Share                                               1998      1997
------------------------------------------------------------------   --------  --------
Net income                                                            $16,745   $15,063
                                                                     ========  ========

Weighted average number of common shares outstanding                   22,266    22,499
Addition from assumed exercise of stock options                           796       594
                                                                     --------  --------
Weighted average number of common shares,
outstanding, including dilutive effect of stock options                23,062    23,093
                                                                     ========  ========

Diluted earnings per common share:                                    $   .73   $   .65

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